                                                                      Exhibit 21

                 Subsidiaries of The Pepsi Bottling Group, Inc.

                             As of December 29, 2001

Name of Subsidiary                                                        Jurisdiction of Incorporation
------------------                                                        -----------------------------
AJN Holdings, Inc.                                                        Delaware

Alistar Beverages Corporation                                             Washington

Allied Acquisition Company of Delaware, Inc.                              Delaware

Apodaka Inversiones, S.L.                                                 Spain

Atlantic Holding Company                                                  California

Atlantic Soft Drink Company, Inc.                                         South Carolina

Beverage Products Corporation                                             Oklahoma

Bottling Group Holdings, Inc.                                             Delaware

Bottling Group, LLC                                                       Delaware

C & I Leasing, Inc.                                                       Maryland

Catalana de Bebidas Carbonicas, S.A.                                      Spain

Centran, Inc.                                                             Pennsylvania

Centro-Mediterranea de Bebidas Carbonicas PepsiCo S.C. m.p.a.             Spain

Centro-Levantina de Bebidas Carbonicas PepsiCo S.L.                       Spain

Compania de Bebidas PepsiCo, S.A.                                         Spain

CSD Sawgrass, Inc.                                                        Florida

D.C. Beverages, Inc.                                                      Delaware

Desormeau Vending Corporation                                             New York

Dornfell                                                                  Ireland

General Cinema Beverages of North Florida, Inc.                           Delaware

General Cinema Beverages of Virginia, Inc.                                Delaware

General Cinema Beverages of Washington, D.C., Inc.                        Delaware

Gray Bern Holdings, Inc.                                                  Delaware

Grayhawk Leasing, LLC                                                     Delaware

Hillwood Bottling, LLC                                                    Delaware

International Bottlers Management Co. LLC                                 Delaware

KAS, S.L.                                                                 Spain

Neva Holdings, LLC                                                        Delaware

New Bern Transport Corporation                                            Delaware

Pepsi Bottling Group GmbH                                                 Germany

Pepsi Bottling Group Global Finance Sarl                                  Luxembourg

GB Russia LLC (Pepsi Bottling Group (St. Petersburg) LLC)                 Delaware

PBG Bottling Group Spanish Investments, S.A.                              Spain

PBG Canada Finance, LLC                                                   Delaware

PBG Canada Finance II, LLC                                                Delaware

PBG Canada Global Holdings ULC                                            Nova Scotia

PBG Canada Holdings, Inc.                                                 Delaware

PBG Commerce, Inc.                                                        Delaware

PBG Comercial SECOR, S.L.                                                 Spain

PBG Holding de Espana ETVE, S.L.                                          Spain

PBG Michigan, LLC                                                         Delaware

PBG Northern Atlantic Limited                                             Ireland

PBG Spirituosen Holdings, LLC                                             Delaware

PBG Texas L.P.                                                            Delaware

PepsiCo IVI S.A.                                                          Greece

PepsiCo Holdings 000                                                      Russia

PepsiCo Ventas Andalucia, S.A.                                            Spain

Pepsi-Cola Allied Bottlers, Inc.                                          Delaware

Pepsi-Cola Bottling Beteiligungsges GmbH                                  Germany

Pepsi-Cola Bottling Finance B.V.                                          Netherlands

Pepsi-Cola Bottling Global B.V.                                           Netherlands

Pepsi-Cola Commodities, Inc.                                              Delaware

Pepsi-Cola de Espana, S.L.                                                Spain

Pepsi-Cola General Bottlers of Princeton, Inc.                            West Virginia

Pepsi-Cola General Bottlers of Virginia, Inc.                             Virginia

Pepsi-Cola Laurel Bottling Company                                        Pennsylvania

Pepsi-Cola Soft Drink Factory of Sochi                                    Russia

Pepsi International Bottlers (Ekaterinburg) LLC                           Russia

Pepsi International Bottlers (Samara) LLC                                 Russia

Pet-Iberia, S.L.                                                          Spain

Primrose, LLC                                                             Delaware

Rice Bottling Enterprises, Inc.                                           Tennessee

Rockledge Holdings, LLC                                                   Delaware

Seven-Up Espana S.A.                                                      Spain

Spirituosen e Compania Comercio E Distribucas de Bebidas                  Portugal

Spirituosen, S.A.                                                         Spain

TGCC, Inc.                                                                Delaware

The Pepsi Bottling Group (Canada), Co.                                    Canada

The Pepsi Bottling Group NRO Ltd.                                         Canada

White Co., Inc.                                                           Delaware

Woodlands Insurance Company, Inc.                                         Vermont


                                       3